Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

International Stem Cell Corporation

Carlsbad, California

We hereby consent to the use in this Amendment No. 1 to Registration Statement No. 333-192797 on Form S-1/A of our report dated March 24, 2011 (except for notes 1, 2 and 10, as to which the date is June 22, 2011) relating to the consolidated financial statements of International Stem Cell Corporation and Subsidiaries (the Company), which appears on Page F-41 of the Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Vasquez & Company LLP

Los Angeles, California

January 8, 2014